SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 31, 1998


                       LOCKHART CARIBBEAN CORPORATION
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           (Exact Name of Registrant as Specified in its Charter)


                            U.S. Virgin Islands
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       (State or Other Jurisdiction of Incorporation or Organization)


            333-35105                                65-0491618
          -------------                            ---------------
     (Commission File Number)          (I.R.S. Employer Identification Number)


        No. 44 Estate Thomas
        St. Thomas, U.S. Virgin Islands                  00802
        --------------------------------              -----------
   (Address of Principal Executive Officers)           (Zip Code)



        Registrant's telephone number, including area code (340) 776-1900
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Item 2.           Acquisition or Disposition of Assets.

     On December 31, 1998, Lockhart Caribbean Corporation (the "Company") completed the acquisition of Guardian Insurance Company, Inc. ("Guardian") and of Heritage Insurance Company (Caribbean), Limited ("Heritage"). The Company issued a press release on January 4, 1999, regarding the acquisition of Guardian and Heritage. A copy of the Company's press release has been filed as Exhibit
99.1 to this report.

     Guardian is authorized to write personal and commercial lines of insurance in the U.S. Virgin Islands and has offices in St. Thomas and St. Croix. Guardian's primary lines of business include automobile physical damage and automobile liability coverage. The Company acquired all of Guardian's outstanding common stock for 467,997 shares of the Company's Class A common stock. Of the 467,997 shares, 184,931 shares have been transferred to the sellers on the Company's books and 283,066 shares are subject to transfer pending resolution of certain unresolved claims related to Hurricane Marilyn in September, 1995. The Guardian stock purchase agreement also provides that, if the Company issues shares of its Class A common stock for a price less than $6.50 per share at any time prior to January 1, 2000, the number of shares of Class A common stock issued in connection with the Guardian acquisition will be proportionally increased. In addition, the sellers have the right to require that the Company redeem the shares issued in this transaction at a price of $8.30 per share for a 180-day period commencing on December 31, 2001. Guardian now operates as an indirect wholly-owned subsidiary of the Company.

     Heritage is organized under the laws of the British Virgin Islands as a property and casualty insurer authorized to originate risks located in the British Virgin Islands, the Turks and Caicos Islands, and Anguilla, West Indies. Heritage has offices in the British Virgin Islands and the Turks and Caicos Islands. The Company acquired all of Heritage's outstanding common stock for approximately $1.25 million. The Company paid $125,000 in cash at closing and issued a note payable for $1.125 million. The note is due on March 31, 1999, and it bears interest at the prime rate published in the Wall Street Journal. The note is also secured by the stock of Guardian and Heritage. The Company expects to repay the note with bank borrowings. Heritage now operates as an indirect wholly-owned subsidiary of the Company.

     All of the employees of both Guardian and Heritage (27 in the aggregate) are now employees of the Company. In addition, Raymond L. Fournier, President of both Guardian and Heritage, now serves as a member of the Company's Board of Directors.



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Item 7.        Financial Statements and Exhibits.

         (a)   Financial statements of business acquired.

               It is impracticable to provide financial statements at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than.

          (b) Pro forma financial information.

               It is impracticable to provide pro forma financial statements at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than March 15, 1999.

          (c)  Exhibits.

              10.1 Stock Purchase Agreement, dated as of July 31, 1998 (the "Guardian Purchase Agreement"), by and between Unlimited Holdings, Inc., Lockhart Caribbean Corporation and Guardian Insurance Company, Inc.

               10.2 First Addendum to the Guardian Purchase Agreement, dated as of December 31, 1998.

               10.3 Stock Purchase Agreement, dated as of July 31, 1998 (the "Heritage Purchase Agreement"), by and between Walter R. Fournier, as Trustee of the Fournier Ruiz Trust, and Alba
                     E. Del Valle, as trustee of the Fournier Del Valle Trust, Lockhart Caribbean Corporation and Heritage Insurance Company (Caribbean), Limited.

               10.4 First Amendment to the Heritage Purchase Agreement, dated as of December 31, 1998.

               99.1  January 4, 1999 Press Release

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 15, 1999                 LOCKHART CARIBBEAN CORPORATION


                                        By:  /s/John P. deJongh, Jr.
                                             ----------------------------
                                             John P. deJongh, Jr.
                                             President and Chief Operating
                                             Officer



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                         LOCKHART CARIBBEAN CORPORATION
               Index to Exhibits to Form 8-K dated March 31, 1998

Exhibit        Description
--------       ---------------

10.1 Stock Purchase Agreement, dated as of July 31, 1998 (the "Guardian Purchase Agreement"), by and between Unlimited Holdings, Inc., Lockhart Caribbean Corporation and Guardian Insurance Company, Inc.

10.2 First Addendum to the Guardian Purchase Agreement, dated as of December 31, 1998.

10.3 Stock Purchase Agreement, dated as of July 31, 1998 (the "Heritage Purchase Agreement"), by and between Walter R. Fournier, as Trustee of the Fournier Ruiz Trust, and Alba E. Del Valle, as trustee of the Fournier Del Valle Trust, Lockhart Caribbean Corporation and Heritage Insurance Company (Caribbean), Limited.

10.4 First Amendment to the Heritage Purchase Agreement, dated as of December 31, 1998.

99.1           January 4, 1999 Press Release


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